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                                                                    EXHIBIT 23-1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Michigan Consolidated Gas Company on Form S-3 of our report dated February 8, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Detroit, Michigan
November 18, 1996